Exhibit 21.1

                          EnSurge, Inc.

                 SUBSIDIARIES OF THE REGISTRANT

      Subsidiary Name                State or Other     Names Under Which
                                    Jurisdiction of    Each Subsidiary Does
                                    Incorporation or         Business
                                      Organization
   ---------------------------      ----------------   -------------------

   Outbound Enterprises, Inc.             Utah                Same

   iShopper Internet Services, Inc.       Utah                Same

   NowSeven.com, Inc.                     Delaware            Same

   Stinkyfeet.com, Inc.                   Utah                Same

   Uniq Studios, Inc.                     Nevada              Same

   Totalinet.net, Inc.                    Nevada              Same

   Atlantic Technologies                  Florida             Same
   International, Inc.

   Internet Software Solutions, Inc.      Florida             Same

   KT Solutions, Inc.                     California          Same

   ZaiBon, Inc.                           Nevada              Same